Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 12, 2021 except for Note 15 as to which the date is June 7, 2021 and for Note 9(a) as to which the date is August 16, 2021, in the Registration Statement on Form F-1 and the related prospectus, with respect to the financial statements of REE Automotive Ltd.

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER

August 20, 2021	A Member of Ernst & Young Global